EXHIBIT 32.1 EARTHWORKS ENTERTAINMENT, INC.

Certification of Principal Executive Officer Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbones-Oxley Act of 2002)

I, Peter Keefe, Chief Executive Officer, and President "principal executive officer") of Earthworks Entertainment, Inc. (the "Registrant"), certify that to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended June 30, 2005 of the Registrant (the "Report"):

(1)    The Report fully complies with the requirements of Section 13(a)[15(d)] of the Securities Exchange Act of 1934, as amended; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: August 10, 2005	By: /s/ PETER KEEFE
Peter Keefe Chief Executive Officer, and President